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                                                                    EXHIBIT 23.1
PRICE WATERHOUSE

                      CONSENT OF INDEPENDENT ACCOUNTANTS


March 28, 1994

To the Board of Directors
BanPonce Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-57038 of BanPonce Corporation of our report dated January 28, 1994 appearing on page 27 of the Financial Review of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



S/PRICE WATERHOUSE
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PRICE WATERHOUSE